UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2006

VILLAGEEDOCS

(Exact name of registrant as specified in its charter)

California	000-31395	33-0668917
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14471 Chambers Road, Suite 105
Tustin, California	92780
(Address of principal executive offices)	(Zip Code)

(714) 734-1030
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       __   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
       __    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
       __     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
       __     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 1, 2006, VillageEDOCS (the "Company") entered into an Executive Employment Agreement (the "Employment Agreement") with Jerry T. Kendall, who is also a director of the Company.  The Employment Agreement provides for Mr. Kendall to serve as our President and Chief Operating Officer for a term of two years from March 1, 2006.  The Employment Agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Kendall or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

Pursuant to the employment agreement, Mr. Kendall will receive a base salary of $200,000.  The Company will review Mr. Kendall's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the twelve month period beginning March 1, 2007 and each succeeding year shall not be less than 105% of the salary for the prior year.  Mr. Kendall is entitled to an incentive bonus based upon the Company's EBITDA (EBITDA is defined as net income from operations as presented in the Company's most recent audited statement of operations less depreciation and amortization expense).  For the 2006 fiscal year, the percentage bonus, prorated for the months employed in 2006, will be 3% of the EBITDA paid in cash and 2% paid in Company shares. The number of Company shares issuable to Mr. Kendall shall be based upon the average closing price of the Company's shares for the ten (10) trading days ending on March 31st of the following year.  Each year subsequent to 2006, the board will establish the percentages no later than January 31.

Pursuant to the Employment Agreement, the Company has granted Mr. Kendall options for 4,000,000 shares of its common stock (the "Option Shares").  The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Kendall voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Kendall shall be fully vested in any of his then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Kendall's death or disability.  The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Kendall and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Kendall also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Kendall's employment is terminated for reasons other than death, disability, cause, or voluntary termination by Mr. Kendall, the Company will be obligated to make monthly payments to Mr. Kendall for the remaining term of the agreement but not more than six (6) months if the termination occurs within the first twelve months from the effective date and not less than twelve (12) months if the termination occurs subsequent to the first twelve months from the effective date.  Each monthly payment shall be equal to one-twelfth (1/12th) of Mr. Kendall's annual base salary, as in effect on the date of termination.  In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Kendall will also be permitted to continue to participate for a period of one year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Kendall has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period.  Upon such termination, the Company shall pay Mr. Kendall a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the twenty-fourth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Kendall under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Kendall is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a non-renewal of the Employment Agreement, Mr. Kendall will vest 25% of the unvested portion of the stock option granted in connection with the agreement and any stock options granted Mr. Kendall prior to the Employment Agreement, have a modified term of the covenant not to compete equal to the greater of twelve months or the number of months of severance pay granted, and will receive a series of monthly payments for a minimum of twelve months, each of which shall be equal to one-twelfth of Mr. Kendall's annual base salary as in effect at the end of the term.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Kendall shall become immediately vested in full and, in the case of stock options, exercisable in full.  Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Kendall is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of 100% of his annual base salary in effect at the time of the Change in Corporate Control.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the actual terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 1, 2006, the Company appointed Jerry T. Kendall, 62, to serve as its President and Chief Operating Officer.  Mr. Kendall reports to K. Mason Conner, who continues to serve as the Company's Chief Executive Officer but no longer as its President, and to the Company's Board of Directors.  Mr. Kendall and Mr. Conner continue to serve on the Company's Board of Directors.

Mr. Kendall has been a director of the Company since the second quarter of 2005.  Prior to his appointment as our President and Chief Executive Officer, he served as President, Chief Executive Officer and a director of Technology Research Corporation ("TRC"), a $39 million dollar public, electrical safety products company. Prior to TRC, Mr. Kendall held a number of executive management positions with Sensormatic Electronics Corporation, then a $1.2 billion, publicly held, electronics security company. His positions included, Executive Vice President and President of the Americas. Previous executive management positions include Senior Vice President of Sales, Marketing and Customer Service for Security Tag Corporation, President of Lasergate Corporation and President, Chief Executive Officer and Board Member of Paradyne Corporation. He also held sales management positions with Inforex, sales positions with IBM and was a financial analyst with the Lockheed Georgia Company.  Mr. Kendall attended the Georgia Institute of Technology and Georgia State University, receiving his BA in Management in 1967 and his MBA in Management in 1970 from Georgia State University.

Mr. Kendall is not related to any of the Company's directors or executive officers and has not had a direct or indirect material interest, nor has he been a party to, any transactions or proposed transactions involving the Company.

The terms of the Executive Employment Agreement by and between the Company and Mr. Kendall are described in Item 1.01 Entry into a Material Definitive Agreement.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the actual terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01               Other Events.

On March 1, 2006, the Company issued a press release announcing the appointment of Mr. Kendall as President and Chief Operating Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(C)                          Exhibits:

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of March 1, 2006, by and between VillageEDOCS and Jerry T. Kendall.

99.1	Press Release dated March 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:      March 1, 2006                                                VILLAGEEDOCS

                                                                                          By:  /s/   Michael A. Richard
                                                                                          Print Name:  Michael A. Richard
                                                                                          Title:  Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of March 1, 2006, by and between VillageEDOCS and Jerry T. Kendall.

99.1	Press Release March 1, 2006.

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